Form 8-K

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report: (date of earliest event reported)
       November 21, 2002

CALTON, INC.

(Exact name of registrant as specified in its charter)

New Jersey	1-8846	#22-2433361

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2013 Indian River Boulevard
Vero Beach, FL 32960

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (772) 794-1414

Item 5: Other Events and Regulation FD Disclosure

Calton, Inc. announced that its wholly owned subsidiary, PrivilegeONE® Networks, LLC (“the Company”) has made a strategic shift in its core business strategy. Previously, the Company utilized an inside sales force to market its Loyalty Program to automotive dealerships and dealership groups. Now, the Company is utilizing third party distributors to market, sell and install the PrivilegeONE Loyalty Program. The Program, which currently includes co-branded dealer Visa cards and Membership cards, was developed to expand and enhance the individual Dealer’s image within its trade area and to increase customer awareness, retention and revenue.

The Company has entered into an agreement with a third party distributor that currently markets, through its internal sales force, various products to over 150 dealerships throughout the Southeastern United States.

The Company was formed to develop and implement the PrivilegeONE Loyalty Program (the “Program”) for introduction to its initial targeted customer base: automobile dealers throughout the United States. The patent pending Program aggregates otherwise unrelated automotive dealerships under the Company’s umbrella to create customer loyalty and retention to the individual automobile dealer through the issuance of co-branded credit cards and membership cards.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Calton, Inc.
(Registrant)

By:	/s/ Thomas C. Corley

Thomas C. Corley Senior VP, CFO and Treasurer

Date: December 5, 2002

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